                                                                     EXHIBIT 3.2

STATE OF ALABAMA

FOR PROFIT CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

THIS FORM MAY BE USED TO:
o CHANGE THE CORPORATE TITLE
o CHANGE THE PERIOD OF DURATION
o CHANGE, ENLARGE OR DIMINISH CORPORATE PURPOSES
o INCREASE OR DECREASE AUTHORIZED CAPITAL STOCK
o EXCHANGE, CLASSIFY, RECLASSIFY OR CANCEL SHARES OF STOCK

INSTRUCTIONS
STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY
        OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.
STEP 2: FILE THE ORIGINAL AND ONE COPY IN THE COUNTY WHERE THE ORIGINAL
        ARTICLES OF INCORPORATION ARE FILED (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED), IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $20.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

ARTICLE I    The name of the corporation.

             HDA Parts System, Inc.

ARTICLE II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act.

             "Article I: The name of the Corporation is FleetPride, Inc."

ARTICLE III The amendment was adopted by the shareholders or directors in the manner prescribed by law on November 3, 1999.

ARTICLE IV The number of shares outstanding at the time of the adoption was 476,601.711; the number of shares entitled to vote thereon was 476,601.711. (If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class.)

ARTICLE V The number of shares voted for the amendment was 476,601.711 and the number of shares voted against such amendment was zero (0). (If no shares have been issued write a statement to that effect.)

Date: November 19, 1999                       John J. Greisch President
      -----------------                      ---------------------------------
                                             Type or Print Corporate Officer's
                                             Name and Title

                                             /s/ JOHN J. GREISCH
                                             ----------------------------------
                                             Signature of Officer

                                STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

                                FleetPride, Inc.

This foreign corporation name is proposed to be qualified in the State of Alabama and is for the exclusive use of Laura Payne, 2000 Interstate Park Drive Ste 204, Montgomery, AL 36109 for a period of one hundred twenty days beginning October 25, 1999 and expiring February 23, 2000.






                                                      [STAMP]






                            In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.


                                October 25, 1999
[SEAL]                      ------------------------------------------------
                            Date


                            /s/ JIM BENNETT
                            ------------------------------------------------
                            Jim Bennett                    Secretary of State